Exhibit 10(c)-1

FORM OF
TCF FINANCIAL CORPORATION
2014 MANAGEMENT INCENTIVE PLAN—EXECUTIVE

1.     This TCF Financial Corporation 2014 Management Incentive Plan—Executive (this "Plan") is effective for the 2014 fiscal year of TCF Financial Corporation ("TCF Financial"). This Plan is subject to the terms and conditions of the TCF Performance-Based Compensation Policy for Covered Executive Officers, as approved effective January 1, 2013 (the "Performance-Based Plan") in the event the participant is a "Covered Executive Officer" (as defined in the Performance-Based Plan).

2.     Each participant in this Plan shall be given a copy of this Plan and be required to sign an acknowledgment of its terms. The participants in the Plan are those approved by the Compensation, Nominating, and Corporate Governance Committee (the "Committee") of the TCF Financial Board of Directors.

3.     The Committee shall select the employees to be participants in this Plan. The performance of participants under this Plan will be initially evaluated by the Chief Executive Officer of TCF Financial (the "CEO") who will forward all recommendations to the Committee for approval. The Committee shall evaluate the performance of the CEO and the other Covered Executive Officers and shall consider and evaluate all matters it deems appropriate in its sole discretion, subject to the limits imposed on such discretion under the Performance-Based Plan.

4.     Each participant is eligible to receive a cash incentive award in an amount not to exceed 200% of his or her base salary as in effect on January 20, 2014 ("base salary"), based on the following criteria (subject to paragraph 5):

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  Pre-tax, Pre-Provision Return on Assets ("PPROA") Goal (100%). Each participant is eligible to receive a cash incentive award in an amount not to exceed:

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  50% of his or her base salary if TCF Financial's PPROA for 2014 is in the second quartile of TCF Financial's 2014 Peer Group; or

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  100% of his or her base salary if TCF Financial's PPROA for 2014 is in the first quartile of TCF Financial's 2014 Peer Group.

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  Non-Performing Assets ("NPA") and Provision for Loan and Lease Losses ("PLL") Goals (100%). Each participant is eligible to receive a cash incentive award in an amount not to exceed:

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  100% of his or her base salary if both TCF Financial's NPA as a percentage of total loans and leases plus other real estate owned is below 2.17% at December 31, 2014, AND the portion of PLL in 2014 attributable to charge-offs is no greater than .80% of average loans and leases for 2014; or

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  50% of his or her base salary if either TCF Financial's NPA as a percentage of total loans and leases plus other real estate owned is below 2.17% at December 31, 2014, OR the portion of PLL in 2014 attributable to charge-offs is no greater than .80% of average loans and leases for 2014.

PPROA, NPA and PLL will be calculated as provided in the Performance-Based Plan, and shall exclude extraordinary items. PPROA, NPA, PLL, charge-offs and amounts of loans and leases shall be calculated excluding results from any businesses newly acquired or commenced by TCF Financial (or its subsidiaries) during fiscal 2014. Charge-offs shall be calculated as the gross amount of loan or lease balance either partially or fully charged off as bad debt, less recoveries collected from previous charge-offs. The 2014 Peer Group will be determined in accordance with the description in TCF Financial's proxy statement for the 2014 annual meeting of its stockholders.

5.     The Committee may in its discretion, reduce or eliminate the amount of the incentive determined under paragraph 4 of this Plan for any reason. The Committee has authority to make interpretations under this Plan and to approve the calculations made in accordance with paragraph 4. Incentive compensation under this Plan will be paid in cash as soon as possible following certification of the performance goals by the Committee, but no later than March 15, 2015. A participant need not be employed by TCF Financial (or the same subsidiary as employed by on the date of this Plan) after December 31, 2014 in order to receive payment under the Plan.

6.     The Committee may amend this Plan from time to time as it deems appropriate, except that any such amendment shall be in writing and signed by both TCF Financial and the participant and no amendment may contravene requirements of the Performance-Based Plan. This Plan shall not be construed as a contract of employment, nor shall it be considered a term of employment, nor as a binding contract to pay awards.

7.     This Plan is effective for service on or after January 1, 2014.

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8.     While the participant is actively employed with TCF Financial or any of its subsidiaries, and, in the event of termination of employment by TCF Financial or any of its subsidiaries or the participant for any reason for a period of one year after the participant's termination of employment, the participant agrees that, except with the prior written approval of the Committee, the participant will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of TCF Financial or any of its subsidiaries to discontinue his or her relationship with TCF Financial or any of its subsidiaries nor will the participant directly or indirectly solicit, divert, take away or attempt to solicit business of TCF Financial or any of its subsidiaries as to which the participant has acquired any knowledge during the term of the participant's employment with TCF Financial or any of its subsidiaries.

9.     This Plan shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

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Acknowledgement

I have received, read, and acknowledge the terms of the foregoing Plan.

Date	Signature

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